Exhibit 99.B6(a)



                             DISTRIBUTION AGREEMENT

                                     between

                            PBHG ADVISOR FUNDS, INC.

                                (CLASS A SHARES)

                                       and

                             PBHG FUND DISTRIBUTORS


         THIS AGREEMENT made as of this 1st day of April, 1998, by and between PBHG ADVISOR FUNDS, INC., a Maryland corporation (the "Company"), with respect to the Class A shares ("Shares") of each portfolio of the Company set forth on Schedule A to this agreement (the "Portfolios" and each individually a "Portfolio"), and PBHG FUND DISTRIBUTORS, a Pennsylvania business trust (the "Distributor").

                              W I T N E S S E T H:

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. Appointment of Distributor. The Company hereby appoints the Distributor as its exclusive agent for the sale of Shares to the public directly and through investment dealers and other financial institutions in the United States and throughout the world in accordance with the terms of the current prospectus applicable thereto.

         2. Sales of Shares. The Company shall not sell any Shares except through the Distributor and under the terms and conditions set forth in paragraph 4 below. Notwithstanding the provisions of the foregoing sentence, however:

         (A) The Company may issue Shares otherwise than through the Distributor in connection with the payment or reinvestment of dividends or distributions;


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         (B) The Company may issue Shares of a Portfolio to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

         (C) The Company may issue Shares of a Portfolio at their net asset value in connection with certain classes of transactions or to certain classes of persons, in accordance with Rule 22d-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), provided that any such class is specified in the then current prospectus with respect to those Shares; and

         (D) The Company shall have the right to specify minimum amounts for initial and subsequent orders for the purchase of Shares of a Portfolio.

         3. Acceptance of Appointment. The Distributor hereby accepts appointment as exclusive agent for the sale of Shares and agrees that it will use its best efforts to sell Shares; provided, however, that:

         (A) The Distributor may, and when requested by the Company on behalf of any Portfolio shall, suspend its efforts to effectuate sales of Shares of such Portfolio at any time when, in the opinion of the Distributor or of the Company, no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

         (B) The Company may withdraw the offering of Shares of any Portfolio
(i) at any time with the consent of the Distributor, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

         (C) The Distributor, as agent, does not undertake to sell any specific amount of Shares.

         4. Offering and Redemption of Shares.

         (A) The public offering price of Shares shall be the net asset value per share of Shares of the applicable Portfolio plus any sales charge set forth in the prospectus. Net asset value per share shall be determined in accordance with the provisions applicable to such Portfolio in the then current prospectus and statement of additional information with respect to Shares. The Distributor may establish a schedule of contingent deferred sales charges to be imposed at the time of redemption of Shares (the "CDSC"), and such schedule shall be disclosed in the current prospectus with respect to Shares. Such schedule of the CDSC may reflect variations in or waivers of such charges on redemptions of Shares, either

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generally to the public or to any specified class of shareholders and/or in connection with any specified class of transactions, in accordance with applicable rules and regulations and/or exemptive relief granted by the Securities and Exchange Commission, and as set forth in the current prospectus with respect to Shares. The Distributor and the Company shall apply any then applicable scheduled variation in or waiver of the CDSC uniformly to all shareholders and/or all transactions belonging to a specified class.

         (B) The Distributor may pay to investment dealers and other financial institutions through whom Shares are sold, such sales commission as the Distributor may specify from time to time. Payment of any such sales commissions shall be the sole obligation of the Distributor.

         (C) No provision of this Agreement shall be deemed to prohibit any payments by the Company to the Distributor or by the Company or the Distributor to investment dealers and financial institutions where such payments are made under a distribution plan adopted by the Company pursuant to Rule 12b-1 under the 1940 Act.

         (D) The Company shall redeem Shares from shareholders in accordance with the terms set forth from time to time in the current prospectus and statement of additional information with respect to Shares. The price to be paid to a shareholder to redeem Shares shall be equal to the net asset value of Shares being redeemed ("gross redemption proceeds"), less any applicable CDSC, calculated pursuant to the then applicable schedule of the CDSC ("net redemption proceeds"). The Distributor shall be entitled to receive the amount of the CDSC that has been subtracted from gross redemption proceeds. The Company shall pay or cause the Company's transfer agent to pay the applicable CDSC to the Distributor on the date net redemption proceeds are payable to the redeeming shareholder.

         5. Distributor as Agent. The Distributor shall act as an agent of the Company in connection with the sale and redemption of Shares and the provision of shareholder services pursuant to paragraph 9 hereof. Except with respect to such sales and redemptions and shareholder services, the Distributor shall act as principal in all matters relating to the promotion of the sale of Shares and shall enter into all of its own engagements, agreements and contracts as principal on its own account. The Distributor shall enter into agreements with investment dealers and financial institutions selected by the Distributor, authorizing such investment dealers and financial institutions to offer and sell Shares to the public upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each agreement shall provide that the investment dealer or financial institution shall not act as an agent of the Company.

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         6. Company Expenses. The Company shall pay, or arrange for others to pay, the following expenses:

         (A) (i) expenses of preparation, printing and distribution to shareholders of prospectuses and statements of additional information; (ii) expenses of preparation, printing and distribution of shareholder reports and other communications required by law to shareholders; (iii) registration of Shares under the federal securities laws; (iv) qualification of Shares for sale in such states as the Distributor and the Company may approve; (v) maintenance of facilities for the issue and transfer of Shares; (vi) expenses of provision of information, prices and other data to be furnished by the Company under this Agreement; and (vii) taxes applicable to the sale or delivery of Shares or certificates therefor; and

         (B) All legal expenses in connection with the foregoing.

         7. Distributor Expenses. Except as otherwise provided herein, the Distributor shall pay, or arrange for others to pay, all of the following expenses: (i) the expenses of printing from the final proof and distributing prospectuses and statements of additional information (including supplements thereto) relating to public offerings made by the Distributor pursuant to this Agreement (which shall not include those prospectuses and statements of additional information, and supplements thereto, to be distributed to shareholders), and any other promotional or sales literature used by the Distributor or furnished by the Distributor to dealers in connection with such public offerings, and expenses of advertising in connection with such public offerings; (ii) payments to sales representatives of the Distributor and at the discretion of the Distributor to qualified brokers, dealers and others in respect of the sale of Shares; (iii) compensation and expenses of employees of the Distributor who engage in or support distribution of Shares; and (iv) the cost of obtaining such information, analysis, and reports with respect to marketing and promotional activities as the Company may from time to time reasonably request.

         8. Distribution Fees.

         (A) In accordance with the Company's distribution plan in respect of Shares (the "Plan") the Company agrees: (i) to pay to the Distributor or, at the Distributor's direction, to a third party, monthly in arrears on or prior to the 5th Business Day of the following calendar month an amount equal to 0.25 of 1% per annum of the average daily net asset value of Shares of each Portfolio outstanding from time to time, and (ii) to withhold from redemption proceeds in respect of Shares of each Portfolio the CDSC payable in respect of such redemption as provided in the prospectus with respect to Shares and to pay the same over to

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such Distributor or at its direction at the time the redemption proceeds in respect of such redemption are payable to the holder of Shares redeemed.

         (B) The amounts paid under paragraph 8(A)(i) shall be used by the Distributor to pay shareholder service fees to dealers, financial institutions and 401(k) service providers pursuant to shareholder service agreements as provided in paragraph 10 hereof. To the extent any portion of such amount is not so disbursed, it may be retained by the Distributor first for any shareholder services it provides and then as reimbursement for its expenses or as compensation for its other services rendered hereunder.

         (C) The Company will not take any action to waive or change any CDSC in respect of Shares of a Portfolio, except as provided in the prospectus or statement of additional information with respect to Shares as in effect as of the date hereof, without the consent of the Distributor and the permitted assigns of all or any portion of its right to the Distributor's CDSC.

         9. Shareholder Service Agreements and Fees.

         (A) Pursuant to the Plan and this Agreement, the Distributor, as agent of the Company, may enter into shareholder service agreements (each a "Shareholder Service Agreement") with investment dealers and financial institutions (collectively "Service Providers") selected by the Distributor for the provision of certain continuing personal services to customers of such Service Providers who have purchased Shares. Such agreements shall authorize Service Providers to provide continuing personal shareholder services to their customers upon the terms and conditions set forth therein, which shall not be inconsistent with the provisions of this Agreement. Each Shareholder Service Agreement shall provide that the Service Provider shall not act as an agent of the Company.

         (B) Each Shareholder Service Agreement may provide that the Service Provider may receive a service fee in the amount of 0.25% of the average daily net assets of Shares of a Portfolio held by customers of such Service Provider, provided that such Service Provider furnishes continuing personal shareholder services to its customers in respect of such Shares. The continuing personal services to be rendered by Service Providers under a Shareholder Service Agreement may include, but shall not be limited to, some or all of the following: distributing sales literature; answering routine customer inquiries concerning the Company; assisting customers in changing dividend elections, options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of Shares; assisting in the establishment and maintenance of or establishing and maintaining customer

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accounts and records and the processing of purchase and redemption transactions;
performing subaccounting; investing dividends and any capital gains distributions automatically in Shares; providing periodic statements showing a customer's account balance and the integration of such statements with those of other transactions and balances in the customer's account serviced by the Service Provider; forwarding applicable prospectuses, proxy statements, reports and notices to customers who hold Shares and providing such other information and services as the Company or the customers may reasonably request.

         (C) The Distributor may advance service fees payable to Service Providers pursuant to the Plan or any other distribution plan adopted by the Company with respect to Shares of one or more of the Portfolios pursuant to Rule 12b-1 under the 1940 Act; and thereafter the Distributor may be reimbursed for such advances through retention of service fee payments during the period for which the service fees were advanced.

         10. Limitation on Order Acceptance. The Distributor will accept orders for the purchase of Shares only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders. It is mutually understood and agreed that the Company may reject purchase orders where, in the judgment of the Company, such rejection is in the best interest of the Company.

         11. Compliance with Laws. The Company and the Distributor shall each comply with all applicable provisions of the 1940 Act, the Securities Act of 1933, as amended, and of all other federal and state laws, rules and regulations governing the issuance and sale of Shares.

         12. Indemnification.

         (A) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor, the Company shall indemnify the Distributor against any and all claims, demands, liabilities and expenses which the Distributor may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus with respect to Shares, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor. The Distributor shall indemnify the Company against any and all claims, demands, liabilities and expenses which the Company or Shares

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may incur arising out of or based upon (i) any act or deed of the Distributor or its sales representatives which has not been authorized by the Company in any prospectus or in this Agreement and (ii) the Company's reliance on the Distributor's books, records, calculations and notices hereunder.

         (B) The Distributor shall indemnify the Company against any and all claims, demands, liabilities and expenses which the Company may incur under the Securities Act of 1933, as amended, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any registration statement or prospectus with respect to Shares, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in connection therewith by or on behalf of the Distributor.

         (C) Notwithstanding any other provision of this Agreement, the Distributor shall not be liable for any errors of the transfer agent(s) of the Shares, or for any failure of any such transfer agent to perform its duties.

         13. No Conflict with Laws. Nothing herein contained shall be deemed to require the Company or the Distributor to take any action contrary to its Articles of Incorporation or By-Laws or Trust Instrument, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of its responsibility for and control of the conduct of the affairs of the Company.

         14. Effective Date. This Agreement shall become effective with respect to Shares of each Portfolio upon its approval by the Board of Directors of the Company and by vote of a majority of the Company's directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement, cast in person at a meeting called for such purpose; shall continue in force and effect until two years from the effective date, and from year to year thereafter, provided, that such continuance is specifically approved with respect to Shares of each Portfolio at least annually (a)(i) by the Board of Directors of the Company or (ii) by the vote of a majority of the outstanding Shares of such Portfolio, and (b) by vote of a majority of the Company's directors who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any party to this Agreement, cast in person at a meeting called for such purpose.


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         15. Termination.

         (A) This Agreement may be terminated with respect to Shares of any Portfolio, at any time, without the payment of any penalty, by vote of the Board of Directors of the Company or by vote of a majority of the outstanding Shares of such Portfolio, or by the Distributor, on sixty (60) days' written notice to the other party.

         (B) This Agreement shall also automatically terminate in the event of its assignment, the term "assignment" having the meaning set forth in Section 2(a)(4) of the 1940 Act.

         (C) The Transfer of the Distributor's rights to the Distributor's Allocable Portion of Distribution Fees and the Distributor's Allocable CDSC shall not cause a termination of this Agreement or be deemed to be an assignment for purposes of paragraph 15(B) above.

         16. Notice. Any notice under this Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices. Until further notice to the other party, the addresses of both the Company and the Distributor shall be 825 Duportail Road, Wayne, PA 19087.

         17. No Personal Liability. Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any trustee, shareholder, officer, employee or agent of the Distributor individually or personally, but are binding only upon the assets and property of the Distributor and that the trustees, shareholders, officers, employees and agents of the Distributor shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as stockholders of private corporations for profit.

         18. Governing Law. This Agreement shall be deemed to be a contract made in the Commonwealth of Pennsylvania and governed by, construed in accordance with and enforced pursuant to the internal laws of the Commonwealth of Pennsylvania without reference to its conflicts of laws rules.

         19. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor nor any of its trustees, officers, employees or representatives is or shall be an employee of the Company in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control and conduct of its agents and employees

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and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.






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         21. Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect construction or effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the day and year first above written.


                                                PBHG ADVISOR FUNDS, INC.



                                                By: /s/ Brian F. Bereznak
                                                   -----------------------------
                                                   Name:  Brian F. Bereznak
                                                   Title: Vice President

Attest:

/s/ John M. Zerr
-----------------------------------
Name: John M. Zerr
Title: General Counsel & Secretary
                                                PBHG FUND DISTRIBUTORS



                                                By: /s/ Lee T. Cummings
                                                    ----------------------------
                                                    Name:  Lee T. Cummings
                                                    Title: Vice President
Attest:

/s/ John M. Zerr
----------------------------------
Name: John M. Zerr
Title: General Counsel & Secretary

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                                   SCHEDULE A
                            PBHG ADVISOR FUNDS, INC.

         PBHG Advisor Funds, Inc. consists of the following Funds, each of which is subject to this Agreement:

PBHG Advisor Core Value Fund
PBHG Advisor Blue Chip Growth Fund
PBHG Advisor Global Technology & Communications Fund
PBHG Advisor Growth II Fund
PBHG Advisor Growth Opportunities Fund
PBHG Advisor High Yield Fund
PBHG Advisor Large Cap Concentrated Fund
PBHG Advisor New Contrarian Fund
PBHG Advisor Trend Fund
PBHG Advisor Cash Reserves Fund
PBHG Advisor Value Opportunities Fund
PBHG Advisor New Opportunities Fund
PBHG Advisor Enhanced Equity Fund
PBHG Advisor Master Fixed Income Fund
PBHG Advisor Short-Term Government Fund
PBHG Advisor REIT Fund



Dated: April 1, 1998